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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-33655) of Block Financial Corporation and in the Registration Statements on Form S-3 (No. 333-33655-01) and Form S-8 (Nos. 33-185, 33-33889, 33-54989, 33-64147, 333-62515 and 333-42143) of H&R Block,
Inc. of our reports dated June 15, 1999 relating to the consolidated financial statements and financial statement schedule of H&R Block, Inc., which are incorporated by reference in and appear in, respectively, H&R Block, Inc.'s Annual Report on Form 10-K for the year ended April 30, 1999.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
April 6, 2000